EXHIBIT 3






                  Form of Certificate of Incorporation of the
                             Surviving Corporation


                                   ARTICLE I

                                     Name

          The name of the corporation (which is hereinafter referred to as the "Corporation") is /o/.


                                  ARTICLE II

                    Registered Office and Registered Agent

          The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name and address of the registered agent for service of process on the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.


                                  ARTICLE III

               Business or Purposes to be Conducted or Promoted

          The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE IV

                                 Capital Stock

           The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $.001 per share.


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                                   ARTICLE V

                                 Incorporator

          The name and mailing address of the incorporator is /o/.


                                  ARTICLE VI

                    Business and Affairs of the Corporation

          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

          (a) the number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws of the Corporation;

          (b) in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal any by-law of the Corporation;

          (c) in addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such things and acts as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation; and

          (d) unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.


                                  ARTICLE VII

                                Indemnification

          (a) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may be hereafter amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or

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repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          (b) In addition to any requirements of law and any other provision herein or in the terms of any class or series of capital stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article.